Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Third Quarter of 2017

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – August 11, 2017 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended July 1, 2017.

Total revenues for the three-month period ended July 1, 2017 were $41,201,000 versus $41,233,000 for the three months ended July 2, 2016. The three-month period ended July 1, 2017 includes revenues of $4,098,000 related to the Oyster House properties in Gulf Shores and Spanish Fort, AL which were acquired on November 30, 2016. The three-month period ended July 2, 2016 includes revenues of $3,667,000 related to Sequoia DC which was closed for renovation until the last week of the just completed quarter at which time it partially re-opened.

Excluding Sequoia DC, same store sales increased 0.4% for the three-month period ended July 1, 2017.

Total revenues for the nine-month period ended July 1, 2017 were $114,071,000 versus $112,496,000 for the nine months ended July 2, 2016. The nine-month period ended July 1, 2017 includes revenues of $7,638,000 related to the Oyster House properties in Gulf Shores and Spanish Fort, AL which were acquired on November 30, 2016. The nine-month period ended July 2, 2016 includes revenues of $6,959,000 related to Sequoia DC which was closed for the entire second quarter of fiscal 2017 and reopened in the final week of our just completed third quarter. Also, the nine month period ended July 2, 2016 includes $931,000 related to two properties, the V-Bar in Las Vegas and Center Café in Washington DC that were closed during the period due to lease expirations.

Restaurant operating income was $2,298,000 for the three-month period ended July 1, 2017 versus $5,309,000 for the three months ended July 2, 2016. The three month period ended July 1, 2017 includes pre-opening and early operating losses for our Sequoia DC property of $1,600,000. In the same three month period last year Sequoia had operating income of $878,000. The three month period ended July 2, 2016 includes positive adjustments for the impact of the reversal of commercial rent tax liabilities in the amount of $945,000 and an adjustment related to an overstatement of rent liability in the amount of $261,000. Excluding these positive adjustments, operating income would have been $4,103,000 during the three month period ended July 2, 2016.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period ended July 1, 2017 was $3,155,000 versus $6,021,000 during the same three-month period last year. Net income for the three-month period ended July 1, 2017 was $1,386,000, or $0.40 per basic ($0.39 per diluted share) compared to $3,367,000, or $0.99 per basic share ($0.96 per diluted share), for the same three-month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the nine-month period ended July 1, 2017 was $7,950,000 versus $8,391,000 during the same nine-month period last year. Of the decrease in EBITDA, adjusted for non-cash stock option expense and non-controlling interests, $1,637,000 resulted from the recognition of a gain (discussed below) in connection with the sale of the real estate underlying our Rustic Inn, Jupiter, FL property. Without the gain related to the sale of real estate, EBITDA as adjusted for non-cash stock option expense and non-controlling interests would have been $6,313,000 for the nine-month period ended July 1, 2017. In addition, EBITDA for the nine month period ended July 2, 2016 includes positive adjustments for the impact of the reversal of commercial rent tax liabilities in the amount of $945,000 and an adjustment related to an overstatement of rent liability in the amount of $261,000.

Net income for the nine-month period ended July 1, 2017 was $2,727,000, or $0.80 per basic share, $0.77 per diluted share, compared to $3,043,000, or $0.89 per basic share, $0.87 per diluted share, for the same nine-month period last year.

On November 18, 2016, Ark Jupiter RI, LLC a wholly-owned subsidiary of the Company, entered into a Purchase Agreement for $5,200,000 to purchase the land and building in which the Company operated its Rustic Inn location in Jupiter, Florida. Concurrent with the execution of the purchase, Ark Jupiter RI, LLC entered into a Sale Agreement to sell this same property for $8,250,000.

On November 30, 2016, the Company, through newly formed, wholly-owned subsidiaries, acquired the assets of the Original Oyster House, Inc., a restaurant and bar located in the City of Gulf Shores, Baldwin County, Alabama and the related real estate and an adjacent retail shopping plaza and the Original Oyster House II, Inc., a restaurant and bar located in the City of Spanish Fort, Baldwin County, Alabama and the related real estate. The total purchase price was for $10,750,000 plus inventory. The acquisition is accounted for as a business combination and was financed with a bank loan from the Company’s existing lender in the amount of $8,000,000 and cash from operations.

Ark Restaurants owns and operates 19 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Six restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, three are located in Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 39-week periods ended July 1, 2017 and July 2, 2016

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended

	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016

TOTAL REVENUES	$41,201	$41,233	$114,071	$112,496

COST AND EXPENSES:

Food and beverage cost of sales	11,227	10,656	30,814	29,440
Payroll expenses	13,776	12,895	39,402	38,982
Occupancy expenses	4,541	3,309	13,037	11,891
Other operating costs and expenses	5,398	4,999	15,390	14,485
General and administrative expenses	2,955	2,956	8,699	8,996
Depreciation and amortization	1,006	1,109	3,541	3,384

Total costs and expenses	38,903	35,924	110,883	107,178

RESTAURANT OPERATING INCOME	2,298	5,309	3,188	5,318

Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—

OPERATING INCOME	2,298	5,309	4,825	5,318

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	178	104	344	280
Other (income) expense, net	(149)	(217)	(339)	(439)
Total other income (expense), net	29	(113)	5	(159)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,269	5,422	4,820	5,477

Provision for income taxes	585	1,362	1,338	1,398

CONSOLIDATED NET INCOME	1,684	4,060	3,482	4,079

Net income attributable to non-controlling interests	(298)	(693)	(755)	(1,036)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,386	$3,367	$2,727	$3,043

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.40	$0.99	$0.80	$0.89
Diluted	$0.39	$0.96	$0.77	$0.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,424	3,418	3,424	3,418
Diluted	3,549	3,494	3,532	3,504

EBITDA Reconciliation:
Restaurant operating income	$2,298	$5,309	$3,188	$5,318
Other income (expense), net	(29)	113	(5)	159
Restaurant income before provision for income taxes	2,269	5,422	3,183	5,477
Gain on sale of Rustic Inn, Jupiter property	—	—	1,637	—
Pre tax income	2,269	5,422	4,820	5,477
Depreciation and amortization	1,006	1,109	3,541	3,384
Interest expense, net	178	104	344	280
EBITDA (a)	$3,453	$6,635	$8,705	$9,141

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$3,453	$6,635	$8,705	$9,141
Net income attributable to non-controlling interests	(298)	(693)	(755)	(1,036)
Non-cash stock option expense	—	79	—	286
EBITDA, as adjusted	$3,155	$6,021	$7,950	$8,391

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.